Exhibit 5.1
[Dorsey & Whitney LLP Letterhead]
April 18, 2007
U.S. Bancorp
800 Nicollet Mall
Minneapolis, MN 55402
     Re: Registration Statement on Form S-8
Ladies and Gentlemen:
     Reference is made to the Registration Statement on Form S-8 (“Registration Statement”) that you intend to file with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for the purpose of registering (i) up to 70,000,000 shares (the “Stock Plan Shares”) of common stock, par value $.01 per share, of U.S. Bancorp (“Common Stock”), which Shares may be issued from time to time under the U.S. Bancorp 2007 Stock Incentive Plan (the “Stock Plan”), (ii) up to 1,200,000 shares (the “Deferred Compensation Plan Shares”) of Common Stock that may be issued from time to time in connection with distributions from the U.S. Bancorp Executive Employees Deferred Compensation Plan, U.S. Bancorp 2005 Executive Employees Deferred Compensation Plan, U.S. Bancorp Outside Directors Deferred Compensation Plan and U.S. Bancorp 2005 Outside Directors Deferred Compensation Plan (collectively, the “Deferred Compensation Plans”), (iii) options (the “Options”) to acquire the Stock Plan Shares, which Options may be issued from time to time under the Stock Plan, and (iv) up to $189,030,000 in aggregate value of deferred compensation obligations (“Obligations”), which represent unsecured obligations of the Company to pay deferred compensation to eligible participants in the future in accordance with terms of the Deferred Compensation Plans.
     We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We also have assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than U.S. Bancorp, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of U.S. Bancorp and of public officials.
     Based on the foregoing, we are of the opinion that (a) the Stock Plan Shares to be issued by U.S. Bancorp pursuant to the Stock Plan have been duly authorized and, upon issuance, delivery and payment therefor in accordance with the terms of the Stock Plan, will be validly issued, fully paid and nonassessable, (b) the Deferred Compensation Plan Shares to be issued by U.S. Bancorp to make distributions from the Deferred Compensation Plans have been duly authorized and, upon issuance, delivery and payment therefor in accordance with the terms of the Deferred Compensation Plans, will be validly issued, fully paid and nonassessable, (c) the Options be issued by U.S. Bancorp pursuant to the Stock Plan have been duly authorized, and upon issuance and delivery in accordance with the Stock Plan, will be valid and binding obligations of U.S. Bancorp, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, garnishment or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity, and (d) upon completion of the actions being taken, or contemplated by U.S. Bancorp to be taken, in administering the Deferred Compensation Plans, the Obligations will be valid and binding obligations of U.S. Bancorp, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, garnishment or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity.
     Our opinions expressed above are limited to the Delaware General Corporation Law.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Dorsey & Whitney LLP
JLS